Amendment No. 1 to Unit Subscription Agreement

This Amendment No. 1 (the “Amendment”) dated June 2, 2011 to that certain Unit Subscription Agreement (the “Agreement”) dated the February 25, 2011, by and between Empeiria Acquisition Corp., a Delaware corporation (the “Company”) and Empeiria Investors LLC, a Delaware limited liability company (the “Sponsor”). All capitalized terms not defined herein shall have the same meaning ascribed to them in the Agreement.

Pursuant to Section 11.3 of the Agreement, the Company and the Sponsor hereby agree to amend the Agreement, effective on the date hereof, as follows:

1.  Amendments to the Agreement.

(a)           Section 7.1.  Section 7.1 is hereby amended as follows:

The reference to 21 months from the consummation of the IPO is replaced with 15 months from the date of the Prospectus (or 18 months from the date of the Prospectus, if the Company executes a letter of intent or definitive agreement with respect to a Business Transaction within the 15 month period and such Business Transaction has not yet completed).

2.  Mutual Drafting.  This Amendment is the joint product of the Company and the Sponsor and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

3.  No Other Amendments; Governing Law; Counterparts.  Except as specifically set forth in this Amendment, there are no other amendments to the Agreement and the Agreement shall remain unmodified and in full force and effect.  This Amendment shall be governed by and construed in accordance with the internal laws of the state of New York.  This Amendment may be executed in one or more counterparts.  In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature page follows]

This subscription is accepted by the Company as of the date first written above.

EMPEIRIA ACQUISITION CORP.

By:	/s/ Alan B. Menkes
Alan B. Menkes
Chief Executive Officer

Accepted and agreed this
2nd day of June, 2011

EMPEIRIA INVESTORS LLC

By:	/s/ Alan B. Menkes
Alan B. Menkes
Manager